EXHIBIT 2.1
















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                            ASSET PURCHASE AGREEMENT



                          Dated as of December 28, 2001


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


                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS


Article I.     DEFINITIONS........................................................................................3
   Section 1.1.   Definitions.....................................................................................3
   Section 1.2.   Interpretation..................................................................................6

Article II.    SALE AND PURCHASE OF ACQUIRED ASSETS...............................................................7
   Section 2.1.   Purchase and Sale...............................................................................7
   Section 2.2.   Acquired Assets and Excluded Assets.............................................................7
   Section 2.3.   Assumption of Certain Liabilities and Obligations; Adjustments..................................9

Article III.   PURCHASE PRICE....................................................................................12
   Section 3.1.   Purchase Price.................................................................................12
                  --------------
   Section 3.2.   Escrow.........................................................................................13
                  ------
   Section 3.3.   Allocation of Purchase Price...................................................................14
                  ----------------------------

Article IV.    THE CLOSING.......................................................................................14
   Section 4.1.   Closing Date...................................................................................14
                  ------------
   Section 4.2.   Transactions To Be Effected At The Closing.....................................................14
                  ------------------------------------------

Article V.     REPRESENTATIONS AND WARRANTIES OF SELLER..........................................................15
   Section 5.1.   Seller's Organization. Good Standing...........................................................15
                  ------------------------------------
   Section 5.2.   Authority; Execution and Delivery..............................................................15
                  ---------------------------------
   Section 5.3.   Consents: No Violation, Etc....................................................................15
                  ---------------------------
   Section 5.4.   Financial Statements; Undisclosed Liabilities..................................................16
                  ---------------------------------------------
   Section 5.5.   Title to Acquired Assets.......................................................................16
                  ------------------------
   Section 5.6.   Real Property..................................................................................16
                  -------------
   Section 5.7.   Accounts Receivable............................................................................16
                  -------------------
   Section 5.8.   Absence of Certain Changes or Events...........................................................16
                  ------------------------------------
   Section 5.9.   Certain Tax Matters............................................................................16
                  -------------------
   Section 5.10.     Intentionally Deleted.......................................................................17
   Section 5.11.     Litigation..................................................................................17
                     ----------
   Section 5.12.     Compliance with Laws........................................................................17
   Section 5.13.     Contracts...................................................................................18
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   Section 5.14.     Environmental Matters.......................................................................19
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   Section 5.15.     No Brokers..................................................................................19
                     -- -------
   Section 5.16.     No Adverse Parties In Possession............................................................19
                     --------------------------------
   Section 5.17.     Casualty and Condemnation...................................................................20
                     -------------------------
   Section 5.18.     Unit Leases.................................................................................20
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   Section 5.19.     Insurance...................................................................................20
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   Section 5.20.     Employment Matters..........................................................................20
                     ------------------
   Section 5.21.     Suppliers, No Illegal Payments, Etc.........................................................20
                     ------------------------------------
   Section 5.22.     Tenant Leases...............................................................................21
                     -------------
   Section 5.23.     Business Names..............................................................................21
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                                       i

   Section 5.24.     Governmental Bonds and Deposits.............................................................21
                     -------------------------------
   Section 5.25.     Exclusive Representations and Warranties....................................................21
                     ----------------------------------------

Article VI.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................................................21
   Section 6.1.   Purchaser's Organization; Good Standing........................................................21
                  ---------------------------------------
   Section 6.2.   Authority, Execution and Delivery..............................................................22
                  ---------------------------------
   Section 6.3.   Consents; No Violations, Etc...................................................................22
                  ----------------------------
   Section 6.4.   Litigation.....................................................................................22
                  ----------
   Section 6.5.   No Brokers.....................................................................................22
                  ----------
   Section 6.6.   ERISA..........................................................................................22
                  -----

Article VII.   CERTAIN COVENANTS AND AGREEMENTS..................................................................23
   Section 7.1.   Covenants of Seller Relating to Conduct of Business............................................23
                  ---------------------------------------------------
   Section 7.2.   Purchaser's Access to Information..............................................................23
                  ---------------------------------
   Section 7.3.   Purchaser's Preservation of Records............................................................24
                  -----------------------------------
   Section 7.4.   Legal Conditions to Closing....................................................................24
                  ---------------------------
   Section 7.5.   Collection of Receivables......................................................................24
                  -------------------------
   Section 7.6.   Expenses.......................................................................................24
                  --------
   Section 7.7.   Financial Information..........................................................................25
                  ---------------------
   Section 7.8.   Bulk Transfer Laws.............................................................................25
                  ------------------
   Section 7.9.   Actions of Seller and Purchaser................................................................25
                  -------------------------------
   Section 7.10.     Intentionally Deleted.......................................................................25
   Section 7.11.     Maintenance; Repair; Risk of Loss...........................................................25
                     ---------------------------------
   Section 7.12.     Title Matters...............................................................................26
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   Section 7.13.     Tenant Security Deposits....................................................................27
                     ------------------------
   Section 7.14.     NO REPRESENTATIONS BY SELLER................................................................27
                     ----------------------------
   Section 7.15.     Intentionally Deleted.......................................................................28
   Section 7.16.     Intentionally Deleted.......................................................................28

Article VIII.     DUE DILIGENCE PERIOD...........................................................................28
                  --------------------
   Section 8.1.   Due Diligence Period...........................................................................28
                  --------------------

Article IX.    CONDITIONS PRECEDENT..............................................................................29
   Section 9.1.   Conditions to Each Party's Obligations.........................................................29
                  --------------------------------------
   Section 9.2.   Conditions to Obligations of Purchaser.........................................................29
                  --------------------------------------
   Section 9.3.   Conditions to Obligations of Seller............................................................31
                  -----------------------------------

Article X.     TERMINATION, AMENDMENTS AND WAIVERS...............................................................31
               -----------------------------------
   Section 10.1.     Termination.................................................................................31
                     -----------
   Section 10.2.     Amendments and Waivers......................................................................32
                     ----------------------

Article XI.    INDEMNIFICATION...................................................................................32
               ---------------
   Section 11.1.     Indemnification by Seller...................................................................32
                     -------------------------
   Section 11.2.     Indemnification by Purchaser................................................................33
                     ----------------------------
   Section 11.3.     Defaults....................................................................................34
                     --------
   Section 11.4.     Losses Net of Insurance.....................................................................35
                     -----------------------
   Section 11.5.     Termination of Indemnification..............................................................35
                     ------------------------------

                                       ii

   Section 11.6.     Procedure...................................................................................35
                     ---------

Article XII.   GENERAL PROVISIONS................................................................................36
               ------------------
   Section 12.1.     Notices.....................................................................................36
                     -------
   Section 12.2.     Headings....................................................................................37
                     --------
   Section 12.3.     Survival of Representations and Warranties..................................................37
                     ------------------------------------------
   Section 12.4.     Severability................................................................................38
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   Section 12.5.     Counterparts................................................................................38
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   Section 12.6.     Entire Agreement; No Third-Party Beneficiaries..............................................38
                     ----------------------------------------------
   Section 12.7.     Governing Law...............................................................................38
                     -------------
   Section 12.8.     Consent to Jurisdiction.....................................................................38
                     -----------------------
   Section 12.9.     Publicity...................................................................................39
   Section 12.10.    Assignment..................................................................................39
                     ----------


                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE  AGREEMENT,  dated as of December 28, 2001
(this "Agreement"), is by and between NHP Retirement Housing Partners I Limited Partnership, a Delaware limited partnership ("NHP"), Amherst Limited Partnership, a New York limited partnership ("Nominee", together with NHP, "Seller"), and BRE/Amberleigh Inc., a Delaware corporation, or its Permitted Assignee as purchaser ("Purchaser").

                  WHEREAS, Seller is engaged in the Business and owns the Acquired Assets (as hereinafter defined); and

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Acquired Assets, all upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I.        DEFINITIONS

Section 1.1.      Definitions.

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Acquired Assets" shall have the meaning set forth in Section 2.2(a).

                  "Actual Knowledge" shall mean the actual awareness of facts or circumstances concerning a matter by Bobby Lankford, Lawrence Cohen, James Stroud, Keith Johannessen, Gary Vasquez, Frank Miosi, or Ralph Beattie.

                  "Adjustment Date" shall have the meaning set forth in Section 2.3(d).

                  "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly Controls, is Controlled by or is under common Control with such first person. A person shall be deemed to "Control" another person if such first person has the power to direct or cause the direction of such other person, whether through ownership of securities, by contract or otherwise.

                  "Assumed  Liabilities"  shall  have the  meaning  set forth in
Section 2.3(a).

                  "Business" shall mean the operation of the 271-unit full service retirement community (including 271 independent living units ("Units") and related community amenities) located at 2330 Maple Road, Williamsville, NY 14211.

                  "Business Account Payable" shall mean any account payable of Seller that relates primarily to or arises primarily out of the operation of the Business prior to the Closing.

                  "Business   Account   Receivable"   shall  mean  any   account
receivable of Seller that relates primarily to or arises primarily out of the operation of the Business.

                  The term "business day" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of New York are permitted or required to close by law or regulation.

                  "Business Equipment" shall mean all furniture, appliances, computers, medical and other equipment, tools, and other tangible property (except for the Excluded Assets) that are used or held at the Facility for use in the Business.

                  "Business Inventory" shall mean all inventory of goods and supplies used or maintained in connection with the Business including, but not limited to, food, cleaning materials, disposables, linens, consumables, office supplies, drugs and medical supplies.

                  "Business Names" shall mean all of the following owned by Seller or issued or licensed to Seller and used in connection with the operation of the Facility or the Business: trademarks, trade names, service marks and other intellectual property rights (including without limitation, the names and marks "Amberleigh" and any and all formative, variants and derivatives thereof).

                  "Claims" shall mean all of Seller's rights, claims, credits, causes of action, or rights of setoff against third parties relating to the Acquired Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties and guaranties but excluding all amounts representing reimbursements for items paid by Seller.

                  "Closing"  and  "Closing   Date"  shall  have  the  respective
meanings set forth in Section 4.1.

                  "Closing Costs" shall mean all costs incurred by Purchaser in connection with the transactions contemplated by this Agreement including without limitation financing fees, legal fees, title insurance policy premiums, environmental and engineering review costs, and other diligence costs.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 7.2.

                  "Contracts" shall mean all contracts, leases, indentures, agreements, commitments, purchase orders and all other legally binding arrangements, whether in existence on the date hereof or subsequently entered into, including all amendments thereto for any equipment, machinery, vehicles, furniture or other personal property located at the Facility and used in the operation of the Facility which are held by or on behalf of Seller; all maintenance, service and supply contracts, and credit card service agreements; and all other contracts and agreements which are held by Seller or its Affiliates in connection with the operation of the Business.

                   "Disclosure Schedule" shall mean the Schedules referred to in
Article V of this Agreement.

                  "Due Diligence Period" means the time period commencing on the date of full execution of this Agreement and continuing to and including the fifteenth (15th) day thereafter or the Closing Date, whichever is earlier, provided that if such former date is not a business day, the Due Diligence Period shall end on the next succeeding business day.

                  "Environmental Law" shall mean any applicable Governmental Rule issued, promulgated or entered into by any Governmental Entity relating to the environment, to the preservation or reclamation of natural resources, or to Hazardous Substances.

                  "Excluded Assets" shall have the meaning set forth in Section 2.2(b).

                  "Excluded  Liabilities"  shall have the  meaning  set forth in
Section 2.3(b).

                  "Existing Mortgage" means the first consolidated mortgage in the original principal amount of $23,500,000 more particularly described as Items 7, 8 and 9 of Schedule B, Section I of the Title Commitment.

                  "Facility" shall mean the fee simple interest in the Land together with: (i) all buildings, structures, and improvements erected or situated on the Land including without limitation the 271-unit independent living facility located thereon, all replacements or additions thereto between the date hereof and the Closing Date (the "Buildings"); (ii) all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water to the Facility (including all replacements or additions thereto between the date hereof and the Closing Date); (iii) all privileges, development and other rights, easements, hereditaments, and appurtenances thereto belonging; and (iv) all right, title and interest of Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after the vacation thereof).

                  "Files  and  Records"  shall  have the  meaning  set  forth in
Section 2.2(a)(ix).

                   "Financial  Statements"  shall have the  meaning set forth in
Section 5.4.

                   "General Assignment and Bill of Sale" shall have the meaning set forth in Section 9.2(c).

                  "Governmental Bonds and Deposits" shall mean all transferable bonds or deposits made by Seller or its predecessors in title with any governmental agency or authority or with any utility company or third party relating to the construction, use, operation, or enjoyment of the Acquired Assets.

                  "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality of the United States, New York State, Erie County, or the Town of Amherst.

                  "Governmental Rule" shall mean any law, judgment, order, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity.

                  "Hazardous   Substance"  means  any  materials  listed  in  49
C.F.R.ss. 172. 101 and any materials defined as toxic or hazardous pursuant to 42 U.S.C.A.ss.9601 (14) or any other Environmental Law.

                  "Initial Financing" shall mean the initial financing obtained by the Purchaser after the Closing Date from a lender which is not an Affiliate of Purchaser and which shall be secured by the Facility.

                  "Intangible Property" shall mean Seller's interest, if any, in or to all of the following items used in the operation of the Facility (i) warranties and guaranties held by Seller including without limitation the warranties and guaranties set forth on Schedule 2.2(a); (iii) computer software used in connection with any computer systems located at the Facility; (iv) direct dial telephone numbers for the Facility; and (v) all goodwill in connection with the ownership, operation and maintenance of the Facility.

                  "Land" means the parcels of land located in the Town of Amherst, County of Erie, State of New York, as more specifically described in Exhibit A.

                  "Licenses  and  Permits"  shall  mean  all   certificates   of
occupancy and other licenses, permits, registrations, authorizations, use agreements, orders, or approvals (including, without limitation, if applicable, medicare and medicaid licenses and permits) of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties used in the construction, operation, or enjoyment of the Acquired Assets.

                  "Lien" shall mean any mortgage, claim, charge, lien, security interest, easement, right of way, pledge, covenant, restriction or encumbrance of any nature whatsoever.

                  "Loss" shall mean any loss, liability, claim, damage or expense, including reasonable legal fees and expenses.

                  "Management Agreement" shall mean the current management contract between Capital Senior Living, Inc. ("Manager"), a Texas corporation, and Seller pursuant to which Manager manages the Facility.

                  "Marketing Materials" shall mean all advertising materials, customer lists, training materials and market research materials.

                  "Material Adverse Effect" shall mean an effect which, individually or together with other adverse effects, is materially adverse to the business, prospects, assets, financial condition or results of operations of the Business taken as a whole, other than an effect relating to the economy in general or changes relating to the Business' industry in general.

                  "Nominee" shall mean Amherst Limited Partnership, a New York limited partnership which is a wholly-owned subsidiary of Seller, and which owns record title to Parcel II (more particularly described on Exhibit A).

                  "Partnership Agreement" shall mean that certain Third Amended and Restated Agreement of Limited Partnership of NHP Retirement Housing Partners I Limited Partnership, dated as of September 23, 1986, by and between NHP/RHGP-I, a Delaware limited partnership and NHP RHP-1 Assignor Corporation, a Delaware corporation, as amended.

                  "Permitted  Assignee"  shall  have the  meaning  set  forth in
Section 12.10.

                  "Permitted Exceptions" shall mean (i) any Lien or other matter disclosed in Schedule B - Section 2 of the Title Commitment issued by the Title Company annexed to this Agreement as Exhibit B, (ii) those matters not objected to by Purchaser as provided in Section 7.12, and (iii) any additional encumbrances or liens placed against the Facility by Purchaser. In no event shall the Existing Mortgage be a Permitted Exception.

                  The term  "person"  shall  mean any  individual,  corporation,
partnership,   limited  liability  company,   joint  venture,   trust,  business
association, organization, Governmental Entity or other entity.

                  "Personal Property" shall mean all of the Acquired Assets other than the Facility.

                  "Prepaid Expenses" shall mean all prepaid rentals and other prepaid expenses arising from payments made by Seller in the ordinary and usual course of the operation of the Business prior to the close of business on the Adjustment Date.

                  "Purchase Price" shall have the meaning set forth in Section 3.1.

                  "Purchaser Indemnified Parties" shall have the meaning set forth in Section 11.1.

                  "Purchaser Note A" shall mean the promissory note in the amount of $1,000,000 substantially in the form of Exhibit G.

                  "Purchaser Note B" shall mean the promissory note in the amount of $1,000,000 substantially in the form of Exhibit H.

                  "Rent Roll" shall mean a rent roll showing all Unit Leases, rent amounts, and term.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SEC Reports" shall have the meaning set forth in Section 5.4.

                  "Seller Indemnified Parties" shall have the meaning set forth in Section 11.2.

                  "Tax" shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additional with respect thereto.

                  "Tax Returns" shall have the meaning set forth in Section 3.3.

                  "Tenant Leases" shall mean all leases, subleases, licenses, concessions, and similar agreements granting an interest to any other person or entity for the use and occupancy of any portion of the Facility excluding the Unit Leases.

                  "Termination Date" shall have the meaning set forth in Section 12.3.

                  "Third  Party  Claim"  shall  have the  meaning  set  forth in
Section 11.6(b).

                  "Title Company" shall mean Fidelity National Title Insurance Company of New York.

                  "Unit Leases" means leases or other occupancy arrangements for residential Units within the Facility.

         Section  1.2. Interpretation.

                  When used in this  Agreement the words  "include",  "includes"
and  "including"   shall  be  deemed  to  be  followed  by  the  words  "without limitation".

         (a) When used in this Agreement, the word "primarily" shall be deemed to be followed by the words "or exclusively".

         (b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) When used in this Agreement, the word "or" is not exclusive.

         (d) All references to Articles, Sections, Exhibits, Schedules and Appendices shall be deemed references to Articles, Sections, Exhibits, Schedules and Appendices to this Agreement.

         (e) This Agreement shall be deemed drafted jointly by all the parties hereto and shall not be specifically construed against any party hereto based on any claim that such party or its counsel drafted this Agreement.

Article II.       SALE AND PURCHASE OF ACQUIRED ASSETS

         Section 2.1. Purchase and Sale.

                  Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept, all of Seller's right, title and interest in, to and under the Acquired Assets.

         Section 2.2. Acquired Assets and Excluded Assets.

         (a) The term "Acquired Assets" shall mean the following items set forth in this Section 2.2, provided that the Acquired Assets shall not include the Excluded Assets:

                  (i) the Facility;

                  (ii) all Business Equipment;

                  (iii) all Business Inventory;

                  (iv) all Business Accounts Receivable;

                  (v) all Business Names;

                  (vi) all Contracts (other than those Contracts which are identified on Schedule 5.13 as Contracts not being assumed by Purchaser), together with all security deposits held thereunder;

                  (vii) all right,  title and  interest  of Seller in and to the
                  Unit  Leases,   together  with  all  security   deposits  held
                  thereunder;

                  (viii) all Marketing Materials that relate primarily to or arise primarily out of the operation of the Business that are in the possession of Seller;

                  (ix) all records and lists pertaining to residents, accounts and suppliers, books, ledgers, files and other printed, written, and computer-based materials reasonably necessary for Purchaser's continuing operation of the Business, including without limitation, all information that is necessary for the preparation of any Tax Returns to be filed by the Purchaser after the Closing Date or the determination of the Tax basis of the Acquired Assets (the "Files and Records");

                  (x) all Intangible Property, including the warranties and guarantees identified on Schedule 2.2(a);

                  (xii) all Claims;

                  (xii) all Tenant Leases together with all security deposits held thereunder;

                  (xiii) all Licenses and Permits;

                  (xiv) all Governmental Bonds and Deposits; and

                  (x) all Prepaid Expenses.

         (b) The term "Excluded Assets" shall mean the following:

                  (i) cash on hand or in banks and cash equivalents owned by Seller relating to the operations of the Business, provided that the Excluded Assets shall not include security deposits held by, or on behalf of Seller in connection with the Contracts, Unit Leases, Tenant Leases or any other aspect of the Business;

                  (ii)  all  rights  of  Seller  under  this  Agreement  and the
                  agreements,   instruments   and   certificates   delivered  in
                  connection with this Agreement;

                  (iii) all records prepared in connection with the sale of the Business, including the bids and other information received from third persons in respect of the Business and analyses relating to the Business, except for the Files and Records;

                  (iv) all rights relating to the Excluded Liabilities;

                  (v) business records reasonably retained by Seller; provided, however, that Purchaser may retain copies of such records that are reasonably required in the operation of the Business by Purchaser;

                  (vi) any tax refunds, insurance refunds from prepaid insurance, insurance deposits or recoveries from claims with respect to periods (or portions thereof) ending prior to the Closing Date, except as provided in Section 7.11(b) hereof;

                  (vii) manuals developed and owned by Manager relating to personnel, marketing and accounting policies and procedures;

                  (viii) the Management Agreement; and

                  (ix) all of Seller's rights, claims, causes of action or rights of set-off against third parties relating to the Business or Acquired Assets with respect to periods (or portions thereof) ending on or prior to the Closing Date.

         (c) Nothing in this Agreement shall be construed as an attempt by Seller to assign any Contract to the extent that such Contract is not assignable without the necessary consent of the other party or parties thereto. Seller shall use reasonable efforts, in cooperation with Purchaser, to secure any necessary consent to assignment of those Contracts indicated with an asterisk on Schedule 5.13 prior to the Closing, and thereafter, Seller shall continue to use reasonable efforts to obtain those consents that have not been obtained prior to the Closing Date; provided, however, that Seller shall not be required to make any payment to any person or forego any benefits in order to obtain such consent.

         Section 2.3. Assumption of Certain Liabilities and Obligations; Adjustments.

         (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing, and agrees to pay, perform and discharge when due, and agrees to indemnify Seller and its Affiliates and hold Seller and its Affiliates harmless from and after the Closing from any Losses of Seller arising out of the Assumed Liabilities (as defined below). "Assumed Liabilities" means the following and only the following:

                  (i) all obligations and liabilities of Seller pursuant to the Contracts, Tenant Leases and Unit Leases included in the Acquired Assets relating to any periods (or portions thereof) beginning on or after the Closing Date;

                  (ii) all Business Accounts Payable for which payment is made or credit is given by Seller to Purchaser pursuant to Section 2.3(c) hereof; and

                  (iii) any obligation or liability for Taxes for any periods that are attributable to the Business or relating to the Acquired Assets, relating to any periods (or portions thereof) beginning on or after the Closing Date.

         (b) Upon the terms and subject to the conditions of this Agreement, Seller agrees to pay, perform and discharge when due, and agrees to indemnify Purchaser and its Affiliates and hold Purchaser and its
         Affiliates harmless from any Losses of Purchaser arising out of the Excluded Liabilities (as defined below). The term "Excluded Liabilities" shall mean:

                  (i) any obligation or liability for Taxes that relates primarily to or arises primarily as a result of any of the Excluded Assets;

                  (ii) any obligation or liability for income Taxes that relates solely to or arises solely as a result of the sale or transfer from Seller to Purchaser of any of the Acquired Assets;

                  (iii) any obligation or liability of Seller for Taxes attributable to the Business or relating to the Acquired Assets for any periods (or portions thereof) ending on or prior to the Adjustment Date;

                  (iv) all obligations and liabilities of Seller in respect of any current or former employee of Seller engaged in the Business, which obligation or liability arises out of acts or conditions that occurred prior to or on the Adjustment Date, including, without limitation, any liability or obligation under bonus programs maintained by Seller, regardless of when such claims are asserted;

                  (v) except as otherwise provided in Section 2.3(a)(ii), all payments due prior to the Closing Date pursuant to the Contracts, Unit Leases, and Tenant Leases included in the Acquired Assets;

                  (vi) all Business Accounts Payable for which payment is not made or credit is not given by Seller to Purchaser pursuant to
                  Section 2.3(c) hereof;

                  (vii) any liability under the Management Agreement;

                  (viii) all obligations and liabilities under the Existing Mortgage and the notes and indenture evidencing the indebtedness secured thereby, including any actions taken by the trustee thereunder;

                  (ix) all obligations and liabilities of Seller or the general partner of Seller under the Partnership Agreement or any fiduciary duties emanating therefrom or under applicable Governmental Rule;

                  (x) any claim (direct, derivative or class) by a direct or indirect holder of equity interests or indebtedness of Seller in any respect relating to the transactions contemplated by this Agreement; and

                  (xi) all other liabilities and obligations of Seller or its Affiliates with respect to the Facility or the Business, which are not expressly assumed by Purchaser pursuant to this Agreement.

         (c) Except as to those items which are to be apportioned as provided in
         Section 2.3(d) below, with regard to expenses incurred in respect of Business Accounts Payable during periods (or portions thereof) ending on or prior to the Adjustment Date, Seller agrees (i) to pay all Business Accounts Payable due and payable prior to the Adjustment Date and (ii) at the Closing, to pay to Purchaser or credit Purchaser an amount equal to the estimated cost of Business Accounts Payable not previously paid.

         (d) Any rent, additional rent or other payments made by tenants under Unit Leases, Tenant Leases, ad valorem, use, real and personal property, intangible and other similar Taxes, installments or special assessments, utility, water, sewer taxes and rents, permit, license and inspection fees, fuel oil stored at the Facility, all costs and expenses of operating the Facility, any amounts payable under any Contracts, or similar payments arising from, or relating to, the Acquired Assets or the conduct of the Business (including such other items as are normally apportioned at the closings of sales of properties similar to the Facility in Erie County, New York), which relate to periods both before and after the Closing Date, and all Prepaid Expenses shall be prorated and adjusted between Seller and Purchaser as of 11:59 p.m., Eastern Standard Time, December 31, 2001, (the "Adjustment Date") and the net amount thereof shall either increase the Purchase Price or be credited against the Purchase Price. Seller shall be entitled to, and responsible only for, as the case may be, the portion of such amounts allocable to the period prior to the Closing Date, and Purchaser shall be entitled to and responsible for, as the case may be, the portion of such amounts allocable to the period from and after the Closing Date.

         (e) If on, or prior to, the Closing, Purchaser has entered into a rate lock arrangement in connection with the Initial Financing that would result in an all-in interest rate on the Initial Financing (the "Actual Interest Rate") of other than 6.77% per annum, Seller shall give Purchaser a credit against the Purchase Price in the amount of the Interest Rate Factor (as defined below).

                  As used herein, the term "Interest Rate Factor" shall mean $240,000 plus an amount equal to (a) $4,000 multiplied by (b) the difference between (i) 483 basis points and (ii) the 10-year Treasury Rate as of the Closing Date expressed as a number of basis points (i.e., 4.83% is equal to 483 basis points), which is estimated to be $184,000.

         (f) No later than 180 days after the Closing Date, Seller and the Purchaser shall make a final adjustment to the prorations pursuant to subsections (c) and (d) and to the Interest Rate Factor pursuant to subsection (e) (the "Final Closing Adjustment"). The Final Closing Adjustment shall be made in the following manner:

                  (i) General. All adjustments or prorations which could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period or any other reason shall be made as a part of the Final Closing Adjustment. Any net adjustment in favor of the Purchaser shall be paid in cash by the Seller to the Purchaser no later than 20 days after the Final Closing Adjustment. Any net adjustment in favor of the Seller shall be paid in cash by the Purchaser to the Seller no later than 20 days after the Final Closing Adjustment; and

                  (ii) No Further Adjustments. The Final Closing Adjustment shall be conclusive and binding upon the Seller and the Purchaser and the Seller and the Purchaser hereby waive any right to contest after the Final Closing Adjustment any prorations, apportionment or adjustments to be made pursuant to this Section.

                  (iii) Offset. Seller shall have the right to receive amounts in the Indemnity Escrow and/or to set off against any amounts that may be due and payable to Seller pursuant to Purchaser Note A or Purchaser Note B, any amounts for which Seller shall be obligated to pay to Purchaser pursuant to the provisions of this Section 2.3(f).

         (g) If any tenant is in arrears in the payment of rent under a Unit Lease or a Tenant Lease on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to periods following the Closing; (b) second to the month in which the Closing occurred; and (c) then to the period preceding the Closing. If rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

         (h) Except for the Assumed Liabilities, all obligations and liabilities arising as a result of the ownership by Seller prior to the Closing of, or the operation prior to the Closing of the activities conducted at, the Facility (including all obligations and liabilities relating to personal injury or Environmental Laws) shall be the responsibility of Seller. All obligations and liabilities arising as a result of the ownership by Purchaser on or subsequent to the Closing of, or the operation on or subsequent to the Closing of the activities conducted at, the Facility (including all obligations and liabilities relating to personal injury or Environmental Laws) shall be the responsibility of Purchaser.

                  The provisions of Section 2.3 shall survive the Closing.

Article III.      PURCHASE PRICE

         Section  3.1. Purchase Price.

                  The purchase price (the "Purchase Price") for the Acquired Assets shall be $20,000,000 and, payable as follows:

         (a) Deposit. Upon the full execution of this Agreement, the Purchaser shall post an earnest money deposit (together with all interest accrued thereon, the "Deposit") in immediately available funds in the amount of $500,000 with Fidelity National Title Insurance Company of New York, 2 Park Avenue, New York, NY 10016 (the "Escrow Agent"). The Deposit made by the Purchaser under this Agreement shall be applied against the Purchase Price at Closing or refunded to the Purchaser or paid to the Seller as set forth in this Agreement. The failure of Purchaser to deliver the Deposit in accordance with this Section 3.1, shall be deemed Purchaser's option to terminate this Agreement whereupon neither party shall have any further rights against or obligations to the other under this Agreement.

         (b) Capital Expenditure Holdback. Purchaser shall receive a credit against the Purchase Price in an amount equal to $285,000 for purposes of funding all capital expenditures, upgrades, and other costs required at the Facility after Closing.

         (c) Indemnity Escrow. Purchaser shall deliver the amount of $250,000 ("Indemnity Escrow") to the Escrow Agent at Closing and receive a credit against the Purchase Price in an amount equal to $250,000 for such Indemnity Escrow.

         (d) Purchaser Note A. Purchaser shall receive a credit against the Purchase Price in an amount equal to $1,000,000 by delivery of Purchaser Note A to Seller at Closing.

         (e) Purchaser Note B. Purchaser shall receive a credit against the Purchase Price in an amount equal to $1,000,000 by delivery of Purchaser Note B to Seller at Closing. An amount equal to up to $250,000 ("Additional Indemnity Escrow") shall be deposited by
         Purchaser with the Escrow Agent in lieu of payment by Purchaser to Seller of up to $250,000 of the amount due under the Purchaser Note B.

         (f) Cash Balance. The balance of the Purchase Price, as adjusted by the prorations and adjustments set forth in this Agreement, shall be payable by Purchaser to Seller by wire transfer in immediately available funds at Closing to an account or accounts designated by Seller.

         Section  3.2. Escrow.

         (a) The Deposit, Indemnity Escrow, the Additional Indemnity Escrow, and the Offset Amount (as defined in Section 11.1(b)), if any, (the "Escrowed Funds") to be held by the Escrow Agent hereunder shall be invested in a federally insured interest-bearing money market account or accounts and interest shall accrue for the benefit of and be paid to the party to whom the Escrowed Funds are paid pursuant to this Agreement. The Deposit shall be paid by Purchaser to Seller or as Seller directs at the Closing and shall not be part of the Escrowed Funds after the Closing.

         (b) If this Agreement is terminated in accordance with the terms hereof, or if the Closing does not take place under this Agreement by reason of the failure of either party to comply with such party's obligations hereunder, Escrow Agent shall pay the Escrowed Funds (together with all interest thereon, if any) to Seller and/or Purchaser, as the case may be, in accordance with the provisions of this Agreement.

         (c) The parties acknowledge that Escrow Agent is acting solely as a stakeholder and except (i) in the event of the Closing or (ii) in connection with a termination notice by Purchaser in accordance with
         Section 8.1(a), Escrow Agent shall not deliver the Escrowed Funds except on seven days' prior written notice to the parties and only if neither party shall object within such seven-day period. If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Escrowed Funds or as to whom such Escrowed Funds are to be delivered, Escrow Agent shall not make any delivery, but in such event Escrow Agent may hold the same until receipt by Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Escrowed Funds (together with all interest thereon, if any), or in the absence of such authorization, Escrow Agent may hold the Escrowed Funds (together with all interest thereon, if any), until the final determination of the rights of the parties in an appropriate proceeding. Notwithstanding the foregoing, in connection with a termination notice by Purchaser in accordance with Section 8.1(a), Seller hereby authorizes and directs Escrow Agent to immediately deliver the Deposit to Purchaser without the necessity of any prior notice or consent by Seller. If such written authorization is not given or proceedings for such determination are not initiated within 30 days after the date Escrow Agent shall have received written notice of such dispute, and thereafter diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Escrowed Funds (together with all interest thereon, if any), with a court of competent jurisdiction pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Escrowed Funds, or if the Escrowed Funds are split between the parties hereto, such costs of Escrow Agent shall be split, pro rata, between Seller and Purchaser, in inverse proportion to the amount of the Escrowed Funds received by each. Upon making delivery of the Escrowed Funds (together with all interest thereon, if any), in the manner provided in this Agreement, Escrow Agent shall have no further obligation or liability hereunder.

         (d) Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder (excluding, however, fees incurred in representing Seller), except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

         (e) Escrow Agent has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this Agreement.

         Section  3.3. Allocation of Purchase Price.

                  Seller and Purchaser have mutually agreed on the allocation of the Purchase Price among the Acquired Assets as set forth in Schedule 3.3 hereto in accordance with Section 1060 of the Code and the regulations promulgated thereunder and all applicable provisions of state, local and foreign law (such allocations, the "Section 1060 Allocations"). Each of the parties hereto agrees
(i) to prepare and file reports, returns, declarations, statements, forms, extensions or other documents filed or required to be filed with any federal, state, local or other governmental department, court or other authority in respect of any Tax ("Tax Returns"), including Form 8594, in a manner consistent with the Section 1060 Allocations, as set forth on Schedule 3.3, (ii) to report this transaction for federal, state, local and foreign income tax purposes in accordance with the Section 1060 Allocations, as set forth on Schedule 3.3, and
(iii) to use its best efforts to sustain the Section 1060 Allocations, as set forth on Schedule 3.3, in any subsequent tax audit or dispute.

Article IV.       THE CLOSING

         Section  4.1. Closing Date.

                  The closing of the sale and  transfer of the  Acquired  Assets
(hereinafter called the "Closing") shall take place at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, New York, New York on or prior to December 28, 2001, or at such earlier date as shall be mutually agreed to by the parties hereto (such date of the Closing being hereinafter referred to as the "Closing Date").

         Section  4.2. Transactions To Be Effected At The Closing.

                  At the Closing:

         (a) Each Seller shall deliver or cause to be delivered to Purchaser all documents referred to in Section 9.2, in each case appropriately executed;

         (b) Purchaser shall deliver or cause to be delivered to Seller all documents referred to in Section 9.3, in each case appropriately executed; and

         (c) Purchaser shall pay the remainder of the Purchase Price in accordance with Section 3.1, by wire transfers to such bank account or accounts as may be designated by Seller. Purchaser shall be provided with wire transfer instructions at least two business days prior to the Closing Date.

Article V.        REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents and warrants to Purchaser as follows:

         Section  5.1. Seller's Organization. Good Standing.

                  NHP is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. NHP is duly qualified to conduct business as a foreign entity in the State of New York. Nominee is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York. Each Seller has the requisite power and authority to own the Acquired Assets owned by such Seller and to carry on the Business as currently conducted.

         Section  5.2. Authority; Execution and Delivery.

                  Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

         Section  5.3. Consents: No Violation, Etc.

                  Except as set forth on Schedule 5.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any Governmental Rule applicable to Seller, (ii) conflict with the Partnership Agreement, (iii) conflict with any Contract, or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except for such approvals, authorizations, consents, actions or filings which have been obtained or made or which, if not obtained or made, would not have a Material Adverse Effect or materially interfere with Seller's performance of its obligations hereunder. Seller is not a "foreign person" as defined in Section 1445 of the Code and the regulations relating thereto.

         Section  5.4. Financial Statements; Undisclosed Liabilities.

                  Attached hereto as Schedule 5.4 are (i) the Seller's Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 1999 and Seller's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001 respectively, each filed with the SEC (the "SEC Reports"), which in the case of the Annual Reports include the audited financial statements of Seller as of December 31, 2000 and December 31, 1999, respectively, and in the case of the Quarterly Reports include Seller's unaudited financial statements as of March 31, 2001, June 30, 2001, and September 30, 2001 respectively; (ii) unaudited financial statements for the Business conducted at the Facility for the twelve months ended December 31, 2000 and December 31, 1999, respectively (collectively, the "Financial Statements"), and (iii) unaudited financial statements for October and November 2001. The Financial Statements have been prepared from the books and records of Seller and fairly present in all material respects the financial condition and results of operations of Seller for the periods indicated (except in each case as described in Schedule 5.4 and as may be described in the notes included therein). There are no liabilities or obligations related to the Business which would reasonably be expected to have a Material Adverse Effect, other than as reflected in the Financial Statements or as disclosed in the Disclosure Schedule.

         Section  5.5. Title to Acquired Assets.

                  Seller has good and valid title to all the Acquired Assets, which, at Closing, shall be free and clear of all Liens other than Permitted Exceptions. This Section 5.5 does not relate to the Facility, which is exclusively the subject of Section 5.6.

         Section  5.6. Real Property.

                  NHP as to Parcel I and Nominee as to Parcel II each has good and insurable fee title to the Facility, which at Closing shall be free and clear of all exceptions other than Permitted Exceptions.

         Section  5.7. Accounts Receivable.

                  All the trade accounts receivable of Seller that relate primarily to or arise primarily out of the operation of the Business as of the Closing Date will represent actual sales or Unit rentals made in the ordinary course of business.

         Section  5.8. Absence of Certain Changes or Events.

                  Except as set forth in Schedule 5.8, to Seller's Actual Knowledge, since December 31, 2000, Seller has conducted the Business in the ordinary course consistent with past practice, and there has not occurred any event or condition which would reasonably be expected to have a Material Adverse Effect.

         Section  5.9. Certain Tax Matters.

         (a) Except as otherwise specifically disclosed on Schedule 5.9, Seller:


                  (i) Has filed or will file or furnish when due in accordance with all applicable laws all Tax Returns required to be filed on or prior to the Closing Date;

                  (ii) Has caused all Tax Returns to be (and as to any Tax Returns not filed as of the date hereof that are required to be filed on or prior to the Closing Date, will cause such Tax Returns to be) complete and accurate in all material respects;

                  (iii) Has timely paid (or adequate provision has been made for the payment of) all Taxes shown as due and payable on the Tax Returns that have been filed prior to the date hereof or that are being apportioned pursuant to this Agreement; and

                  (iv) Is not subject to any liens for Taxes now due and payable on the Acquired Assets.

         (b) Seller shall submit to Purchaser a list of all jurisdictions to which any Tax is currently being paid by Seller.

         (c) None of the Acquired Assets is (A) an asset or property that is or will be required to be treated as described in Section 168(f)(8) of the Internal Revenue Code of 1954 and in effect immediately before the Tax Reform Act of 1986, or (B) tax-exempt use property within the meaning of Section 268(h)(1) of the Code.

         Section  5.10. Intentionally Deleted.

         Section  5.11. Litigation.

                  Except as set forth on Schedule 5.11, as of the date hereof, there is no suit, claim, action, investigation or proceeding pending or threatened in writing against Seller that relates to the Business or the Acquired Assets which (i) if adversely determined would be reasonably expected to result in a Material Adverse Effect or (ii) challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement.

Section 5.12.     Compliance with Laws.

         (a) Except as set forth on Schedule 5.12, Seller is in compliance in all material respects with all Governmental Rules applicable to it which relate primarily to the Acquired Assets, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.12, Seller has not received any written notice of any asserted violation of any such Governmental Rules and Seller has not received any written notice since January 1, 1999 that any investigation or review by any Governmental Entity with respect to the Business is pending or that any such investigation or review is contemplated. This Section 5.12 does not relate to environmental matters, which are exclusively the subject of
         Section 5.14. Seller has not received written notice from any agency supervising or having authority over the Facility or services provided at the Facility requiring such Facility or any service, staff, or practice provided at the Facility to be modified, restricted or conditioned as to service or eligibility or be reworked or redesigned or additional furniture, fixtures, equipment or inventory to be provided at the Facility so as to conform or comply with any existing in any applicable law, code or standard.

         (b) Seller's Permits. Schedule 5.12 attached hereto contains a true and complete list of the Licenses and Permits. The Licenses and Permits are all of the licenses, permits, approvals, certificates of need, qualifications and the like which are necessary for the ownership and operation by Seller of the Business and the Acquired Assets, including the Facility. The Licenses and Permits are in full force and effect and no such Permit is conditional or restricted.

         (c) Compliance of Facility with State Licensure Requirements. As of the Closing Date, the Facility shall meet, in all material respects, all standards and conditions for the operation and licensure of independent living facilities to the extent such standards and conditions are applicable to such Facility and is not subject to any variances or waivers with respect to licensure or operational requirements. The provision of services by Mercy Home Care of Western New York pursuant to its agreement with The Amberleigh, dated August 1, 1995, does not require any additional licensure of the Seller or the Facility.

         (d) Work  Order,  Statements  of  Deficiencies.  Except as set forth on
         Schedule 5.12, there are no pending work orders or statements of deficiencies relating to the Facility which have been required or issued by any state department of health or any insurance company, police or fire department, sanitation, health or work authorities or any other federal, state, or municipal authority.

         Section  5.13. Contracts.

                  Except for Contracts listed on Schedule 5.13, the Existing Mortgage, and except for Contracts relating to Excluded Assets, Seller is not a party to or bound by any Contract including without limitation the following:

                  (i) an indenture, note, loan or credit agreement or other Contract relating to the borrowing of money by Seller or to the direct or indirect guarantee or assumption by Seller of the obligation of any other person in excess of $ 10,000;

                  (ii) a lease or similar agreement under which Seller is a lessee of, or holds or operates, any real property owned by any third party;

                  (iii) a Contract involving future payment for goods or services by Seller unless terminable without payment or penalty upon no more than 30 days' notice;

                  (iv) a Contract involving the obligation of Seller to deliver in the future products or services unless terminable without payment or penalty upon no more than 30 days' notice;

                  (v) a Contract evidencing any Lien on the Acquired Assets (other than Permitted Exceptions); or

(vi)              a Contract with or permit by or from any Governmental  Entity,
                  the  loss  of  which  would  materially   interfere  with  the
                  operation of the Business as presently conducted.

Except as disclosed in Schedule 5.13, each Contract listed thereon is a valid and binding obligation of Seller. Except as disclosed in Schedule 5.13, Seller has not received any notice of default or notice of the intention of any party to any such Contract to terminate such Contract. Complete and correct copies of all Contracts referred to in Schedule 5.13, together with all modifications and amendments thereto, have been delivered to Purchaser.

         Section  5.14. Environmental Matters.

                  Except as set forth on Schedule 5.14, to the Actual Knowledge of Seller, the Facility is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Facility, including soil and groundwater condition. Neither Seller, nor to the Actual Knowledge of Seller, any third party, has used, generated, manufactured, stored or disposed of on, under or about the Facility or transported to or from the Facility, or incorporated into any improvements now or at any time thereon, any Hazardous Substances. Seller has not received any written notice of any claim or citation of noncompliance with respect to any violation of Environmental Laws and, to the Actual Knowledge of Seller, there are not facts, circumstances, conditions, or occurrences on the Facility that could reasonably be expected to result in the violation of any such Environmental Laws or cause to be subject to any restrictions on the existing or contemplated development, use or transferability thereof under any Environmental Laws. To the Actual Knowledge of Seller, there are no underground storage tanks under the Facility. Seller has not released or agreed to any limitation of liability of any person, firm or entity with respect to its or their obligations arising with respect to the Facility pursuant to any of the foregoing laws or regulations or any state law or regulation regarding Hazardous Substances. To the Actual Knowledge of Seller, it has obtained, maintained, and complied in all material respects with all permits, licenses and other approvals required under any Environmental Laws.

         Section  5.15. No Brokers.

                  Except for Marcus & Millichap Real Estate Investment Brokerage Company, the fees and expenses of which will be paid by Seller, Seller has not entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         Section  5.16. No Adverse Parties In Possession.

                  There are no adverse or other parties in possession of the Facility, except for residents pursuant to the Unit Leases and tenants pursuant to the Tenant Leases.

         Section  5.17. Casualty and Condemnation.

                  There is no unrepaired casualty damage to the Facility and there is no pending or, to the Actual Knowledge of Seller, threatened eminent domain or condemnation proceedings, with respect to the Facility or any portion thereof.

         Section  5.18. Unit Leases.

                  Except for Unit Leases listed on Exhibit C, Seller is not a party to or bound by any Unit Lease. Except as disclosed on Exhibit C, each Unit Lease listed thereon is a valid and binding obligation of Seller and the tenant thereunder. Except as disclosed in Schedule 5.18, Seller has not received any written notice of default or notice of the intention of any party to any such Unit Lease to terminate such Unit Lease. Complete and correct copies of all Unit Leases referred to in Exhibit C, together with all modifications and amendments thereto, have been delivered to Purchaser. Attached to Exhibit C is a true and complete list of the Unit Leases and a true and correct copy of the current standard form of Unit Leases. There are no material undisclosed amendments or agreements to such Unit Leases, nor any special rates, services or concessions promised to any resident of the Facility except as disclosed in the Unit Leases and the rent rolls attached hereto. The Unit Leases comply in all material respects with all applicable municipal, county, state and federal laws, regulations, ordinances and orders and with all applicable municipal health and building laws.

         Section  5.19. Insurance.

                  Attached as Schedule 5.19 hereto is a list of all insurance coverage maintained by Seller, or by the Manager for the direct benefit of Seller, as of the date hereof in connection with the Facility and the operation thereof. All such insurance coverage is in full force and effect (with no overdue premium) in the amounts set forth on Schedule 5.19.

         Section  5.20. Employment Matters.

         (a) Nothing in this Agreement shall obligate the Purchaser to employ or offer employment to any person.

         (b) Seller shall be responsible for any and all costs, obligations or liabilities involving employees of or consultants to the Business incurred on or prior to the Closing Date.

         (c) Seller shall indemnify, defend and hold Purchaser harmless from and against any and all claims, actions, suits, demands, proceedings, losses, expenses, damages, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) arising out of or otherwise in respect of any claim or suit by any employee or former employee of the Business arising out of conditions, actions, or events occurring on or prior to the Closing Date.

         Section  5.21. Suppliers, No Illegal Payments, Etc.

                  Seller has not: (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder Seller (or assist in connection with any actual or proposed transaction) or refer any resident or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office which might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding or the non-continuation of which has had or might have any effect on the Facility; or
(b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         Section  5.22. Tenant Leases.

                  Schedule 5.22 sets forth a true and accurate list of all Tenant Leases, and all amendments or modifications to, and side letters modifying in any material respect the terms thereof. Each Tenant Lease is in full force and effect in accordance with the terms thereof; each represents the entire agreement between the parties thereto with respect to the occupancy of the portion of the Facility occupied thereunder. Neither Seller nor any Affiliate has given or received any written notice claiming the existence of any default under any Tenant Lease, which default remains uncured. As of the date of this Agreement, no party to any Tenant Lease has paid rent or fees for more than one month in advance or claims or is entitled to any offset against such amounts. Seller has delivered to Purchaser true and complete copies of the Tenant Leases and all amendments, modifications and letter agreements relating thereto. No tenant improvements, concessions, abatements, allowances or leasing concessions are due and unpaid under any Tenant Lease.

         Section  5.23. Business Names.

                  Schedule 5.23 sets forth a true and accurate list of the Business Names.

         Section  5.24. Governmental Bonds and Deposits.

                  Schedule 5.24 sets forth a true and accurate list of the Governmental Bonds and Deposits.

         Section  5.25. Exclusive Representations and Warranties.

                  Other than the representations and warranties set forth herein, Seller is not making any other representation or warranty, express or implied, with respect to the Business or the Acquired Assets.

Article VI.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Seller as follows:

         Section  6.1. Purchaser's Organization; Good Standing.

                  Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser or, if this Agreement is assigned, the Permitted Assignee will be duly qualified to conduct business as a foreign corporation in the State of New York on the Closing Date. Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

         Section  6.2. Authority, Execution and Delivery.

                  Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

         Section  6.3. Consents; No Violations, Etc.

                  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any applicable law, (ii) conflict with any provision of the certificate of formation or the limited liability company agreement of Purchaser or (iii) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except for such approvals, authorizations, consents, actions or filings which have been obtained or made or which, if not obtained or made, would not materially interfere with Purchaser's performance of its obligations hereunder.

         Section  6.4. Litigation.

                  As of the date hereof, there is no suit, claim, action, investigation or proceeding pending or threatened in writing against or affecting Purchaser which if adversely determined would be reasonably expected to prevent or materially delay the ability of Purchaser to perform its obligations hereunder.

                  Section  6.5. No Brokers.

                  Purchaser has not entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  Section  6.6. ERISA.

                  Purchaser is not acquiring the Acquired Assets with the assets of any "employee benefit plan" as defined in Section 3(3) of ERISA.

Article VII.      CERTAIN COVENANTS AND AGREEMENTS

         Section  7.1. Covenants of Seller Relating to Conduct of Business.

                  During the period from the date of this Agreement and continuing until the Closing, Seller agrees (except as expressly provided in this Agreement or the Disclosure Schedule, or to the extent that Purchaser shall otherwise consent in writing) that:

         (a) Ordinary Course. Seller shall carry on the Business and operate the Acquired Assets in the ordinary course in substantially the same manner as presently conducted, maintain the business records of the Business in substantially the same manner as presently maintained and use reasonable efforts to preserve intact the Business' present business organization, keep available the services of the Business' present employees and preserve the Business' relationships with residents, customers, suppliers and others having business dealings with the Business; provided, however, that nothing contained herein shall be deemed to require the expenditures of any funds outside the ordinary course of business.

         (b) No Dispositions. Seller shall not sell, lease, encumber, or transfer, or agree to sell, lease, or transfer, any of the Acquired Assets, except Business Inventory in the ordinary course of business and entering into new Unit Leases for Units which are presently vacant or which may become vacant or renewing or extending Unit Leases, in the ordinary course of business consistent with prior practice. Seller shall put all vacant units in "rent ready" condition.

         (c) No Material Contracts. Seller shall not enter into any Contract providing for the payment by Seller, individually or in the aggregate, of an amount greater than $10,000 without the prior written consent of Purchaser (which consent shall not be unreasonably withheld).

         (d) Other Actions. Seller shall not knowingly take any action that would reasonably be expected to result in any of the representations and warranties of Seller set forth in this Agreement becoming untrue in any material respect or in any of the conditions of the Closing set forth in Article IX not being satisfied.

         (e) Advise of Changes. Seller shall advise Purchaser within three business days after Seller becomes of any matter or event that occurs after the date hereof and on or prior to the Closing Date which is material to the Business.

         Section  7.2. Purchaser's Access to Information.

                  Seller shall afford to Purchaser and its accountants, counsel and other representatives reasonable access upon reasonable advance notice and during normal business hours during the Due Diligence Period to all the properties, books, contracts, commitments, Tax Returns and records of the Business (other than the Excluded Assets) (the "Due Diligence Materials"). Purchaser acknowledges that any information being provided to it or its representatives by Seller pursuant to this Agreement is subject to the terms of a confidentiality agreement between Purchaser and Seller, dated December 17, 2001 (the "Confidentiality Agreement"), which terms are incorporated herein by reference.

         Section  7.3. Purchaser's Preservation of Records.

                  Purchaser agrees that, at its own expense, it shall use reasonable efforts to preserve and keep the Files and Records for a period of three years from the Closing Date, or for any longer periods as may be required by any Governmental Entity. Upon the prior written request of Seller, Purchaser shall provide Seller with reasonable access during normal business hours to the Files and Records delivered to Purchaser by Seller. All information received or retained by Seller or any representative of Seller pursuant to this Section 7.3 shall be treated as confidential by Seller and by such representatives and, except to the extent such information is or becomes generally available, Seller and its representatives shall use all reasonable efforts to maintain the confidentiality of such information. If Seller or any of its representatives is required to disclose any such information by or to any Governmental Entity, Seller shall, prior to such disclosure, notify Purchaser of such requirement. Purchaser shall have the right, at its own expense, to seek confidential treatment of any information to be so disclosed.

         Section  7.4. Legal Conditions to Closing.

                  Each of Seller and Purchaser agrees to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Closing, and shall cooperate with and furnish information to each other and to other parties in connection with any such legal requirements.

         Section  7.5. Collection of Receivables.

                  From and after the Closing, Purchaser shall have the right and authority to collect for its own account all accounts receivable and other items that are included in the Acquired Assets and to endorse with the name of Seller any checks or drafts received with respect to any such accounts receivable or other items. Seller agrees to deliver to Purchaser any cash or other property received directly or indirectly by it with respect to such accounts receivables and other items after the Closing.

         Section  7.6. Expenses.

                  Whether or not the Closing occurs, except as set forth in this Agreement, the following costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid as follows:

         (a) By the Seller: (i) any real property transfer, or similar Taxes applicable to the conveyance and transfer from Seller to Purchaser of the Acquired Assets and (ii) any other transfer or documentary Taxes or any filing or recording fees and related expenses applicable to such conveyance and transfer (including filing fees and related expenses with respect to the transfer of the Facility to Purchaser); and

         (b) By the Purchaser: (i) any sales Taxes payable in connection with the transfer of Personal Property, (ii) title insurance premiums, and
         (iii) due diligence costs of Purchaser, and (iv) legal fees of Purchaser, and (v) estimated mortgage recording tax in connection with the Initial Financing.

                  Seller shall provide Purchaser with a credit at Closing in an amount equal to $642,500 to cover a portion of Purchaser's Closing Costs.

                  Seller shall prepare and timely file all returns and other documents required in connection with any such sales Taxes foregoing and shall provide Purchaser with evidence of filing of such returns and documents and payment of such sales, use, transfer, stamp, documentary and similar Taxes promptly thereafter.

         Section  7.7. Financial Information.

                  After the Closing, upon reasonable written notice, Purchaser and Seller shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives reasonable access, during normal business hours, to such information (including records pertinent to the Business) and assistance relating to the Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of any Tax audit, proceeding, claim or assessment.

         Section  7.8. Bulk Transfer Laws.

                  Purchaser hereby waives compliance by Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser. Seller shall indemnify and hold harmless Purchaser against any and all liabilities, excluding Assumed Liabilities, that may be asserted by third parties against Purchaser as a result of noncompliance with any such bulk transfer law.

         Section  7.9. Actions of Seller and Purchaser.

                  Neither Seller nor Purchaser shall knowingly take any action that would reasonably be expected to result in any of the representations or warranties made by such party set forth in this Agreement becoming untrue in any material respect or in any of the conditions of the Closing set forth in Article IX not being satisfied.

         Section  7.10. Intentionally Deleted.

         Section  7.11. Maintenance; Repair; Risk of Loss.

         (a) Until the Closing, Seller shall maintain the Facility in substantially its present condition, subject to ordinary wear and tear. Notwithstanding the foregoing, Seller shall have no obligation to make any structural repairs or capital improvements.

         (b) Prior to the Closing, the risk of loss or damage (except ordinary wear and tear) by fire or other casualty to the Facility, and the risk of condemnation of the Facility, is on Seller. In case of damage beyond ordinary wear and tear or a condemnation, (i) if the estimated cost to repair the damage or restore to substantially the condition existing before the casualty or condemnation shall be less than $1,000,000, if the estimated time to repair the damage or restore is less than 60 days, and such loss or damage does not have a Material Adverse Effect Seller may, at Seller's option, elect to proceed to Closing and assign to Purchaser the proceeds of any insurance or award applicable to such casualty or condemnation, or proceed promptly to repair and restore, at Seller's expense, such damage in a good and workmanlike manner, using equivalent materials, in which case the Closing shall be adjourned, pending completion of such repair and restoration, or (ii) in any other case, either party may terminate this Agreement upon written notice to the other given within five (5) business days of obtaining Actual Knowledge of such casualty or condemnation. In the event of such termination, the Deposit shall be refunded to Purchaser and neither party shall have any further obligations hereunder. Purchaser may preserve this Agreement following receipt of a termination notice from Seller by notifying Seller, in writing, within five (5) business days of Seller's election to terminate, of Purchaser's election to purchase the Property in its damaged condition without abatement of Purchase Price (but with an assignment from Seller of all insurance and/or condemnation proceeds). Notwithstanding any other provision of this Agreement, if there is an adjournment of the Closing Date by Seller pursuant to this Section 7.11(b), the Closing Date shall be on any business day selected by Purchaser after substantial completion of restoration on ten (10) days' notice to Purchaser, provided that if the Facility is not substantially restored within 60 days of the loss or damage, Purchaser shall have the right to terminate this Agreement. In the event of such termination, the Deposit shall be refunded to Purchaser and neither party shall have any further obligations hereunder.

         Section  7.12. Title Matters.

         (a) Title to the Land and Buildings shall be good and insurable at ordinary rates on an A.L.T.A. owner's policy (the "Title Policy") by the Title Company, and shall be conveyed in such condition to the Purchaser at Closing subject only to the Permitted Exceptions and those matters waived by the Purchaser pursuant to this Section 7.12 and with
         (i) the requirements of Section 1 of Schedule B of the Title Commitment fully satisfied, (ii) the standard printed exceptions set forth therein deleted (except for the exceptions for tenants as tenants only set forth on an attached rent roll and any state of facts shown on a survey obtained by the Purchaser provided such state of facts does not have a Material Adverse Effect), (iii) affirmative coverage for mechanics and materialmen's liens, and (iv) A.L.T.A endorsements Nos. 1 (Owner's Comprehensive) and endorsements for survey, public access and other endorsements customarily obtained for similar properties in Erie County, New York. The matters disclosed by the Title Commitment to which Purchaser has noted its objection are identified as such on the Title Commitment and are referred to as "Unpermitted Title Exceptions."

         (b) As to Unpermitted Title Exceptions which can be cured by the payment of a liquidated sum (e.g. mortgage loans, mechanics' liens, judgment and tax liens) or by the filing of a release, termination or other document, the Seller shall be obligated to pay or otherwise discharge and/or file the same at Closing.

         (c) As to Unpermitted Title Exceptions which can not be cured by the payment of a liquidated sum or by a filing as contemplated under paragraph (b), the Seller shall notify the Purchaser at least ten (10) days prior to the expiration of the Due Diligence Period whether the Seller (i) will cause the same to be discharged at Closing or cause the same to be deleted or insured over by the Title Company in form and substance reasonably acceptable to the Purchaser (whereupon the Seller will be obligated to do so) or (ii) will not so cause the same to be discharged, deleted or insured over. The Seller's failure to respond shall constitute the Seller's election to proceed under clause (ii).

         (d) If the Seller notifies the Purchaser pursuant to paragraph (c) that the Seller will not cause an Unpermitted Title Exception to be discharged at Closing, the Purchaser shall notify the Seller within five (5) days after receipt of the Seller's response of the Purchaser's election, in its sole discretion, either (i) to accept title subject to such Unpermitted Title Exception(s) as the Seller shall have declined to cure, in which event the Purchase Price shall be equitably reduced by an amount reasonably estimated by the Purchaser and the Seller as necessary to cure such items (but in an amount not to exceed $200,000 in the aggregate), or (ii) receive a prompt refund of the Deposit whereupon this Agreement shall terminate. The Purchaser's failure to respond shall constitute the Purchaser's election to proceed under clause (i).

         Section  7.13. Tenant Security Deposits.

                  Seller hereby indemnifies and agrees to defend Purchaser against any claims made pursuant to ss.7-107 or ss.7-108 of the New York General Obligations Law (the "GOL") by tenants who resided in the Facility on or prior to the Closing Date other than (a) claims with respect to tenants' security deposits paid, credited or assigned to Purchaser pursuant to Section 9.2
(c)(iii) hereof, (b) claims made pursuant to ss.7-107 of the GOL with respect to funds for which Seller was not liable, and (c) claims made pursuant to ss.7-108 of the GOL by tenants to whom Purchaser failed to give the written notice specified in ss.7-108(c) of the GOL within thirty days after the Closing Date. The foregoing indemnity and agreement shall survive the Closing and shall be in lieu of any escrow permitted by ss.7-108(d) of the GOL, and Purchaser hereby waives any right it may have to require any such escrow. From and after the Closing, Purchaser shall indemnify and hold harmless the Seller and Manager against any claims made by tenants with respect to security deposits paid, credited or assigned to Purchaser pursuant to Section 9.2(c)(iii) hereof. The foregoing indemnity by Purchaser shall survive the Closing.

         Section  7.14. NO REPRESENTATIONS BY SELLER.


                  OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL OR ENVIRONMENTAL CONDITION, LAYOUT, LEASES, FOOTAGE, RENTS, INCOME, EXPENSES, ZONING, OPERATIONS, OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE FACILITY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION THEREOF. PURCHASER ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND AGREES UPON CLOSING TO TAKE THE FACILITY "AS IS, WHERE IS" AND WITH ALL FAULTS, LATENT AND PATENT. WITH RESPECT TO ANY ITEMS OF PERSONAL PROPERTY CONTAINED WITHIN THE FACILITY,

SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, PROMISES OR WARRANTIES (EXPRESS OR IMPLIED AND WHETHER DEALING WITH MERCHANTABILITY, FITNESS FOR USE OR OTHERWISE). PURCHASER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL IMPLIED WARRANTIES. NO ORAL WARRANTIES, REPRESENTATIONS OR STATEMENTS SHALL BE CONSIDERED A PART HEREOF. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER ASSUMES NO RESPONSIBILITY FOR THE CONDITION OF THE FACILITY OR PERSONAL PROPERTY, HAS MADE NO REPRESENTATIONS WITH RESPECT THERETO AND SHALL HAVE NO LIABILITY FOR THE ACCURACY OF ANY INSPECTION REPORT RELATING THERETO, PURCHASER HEREBY ACKNOWLEDGING THAT PURCHASER HAS INSPECTED THE FACILITY AND PERSONAL PROPERTY AND IS SATISFIED WITH THE CONDITION THEREOF, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE FACILITY.

         Section  7.15. Intentionally Deleted.

         Section  7.16. Intentionally Deleted.

Article VIII.     DUE DILIGENCE PERIOD

         Section  8.1. Due Diligence Period.

         (a) During the Due Diligence Period, Seller shall make available to Purchaser and its representatives for review the Due Diligence Materials in accordance with Section 7.2 hereof. In addition, during the Due Diligence Period, the Purchaser may conduct such tests, studies and evaluations of the Facility and its condition and operations as the Purchaser, in its sole and absolute discretion deems appropriate, and shall be given continuing access to the Facility after notice (which may be by telephone, facsimile or otherwise) at all reasonable times for such purposes. The Purchaser shall use commercially reasonable efforts to minimize interruption with the conduct of the Business. The Purchaser shall provide to the Seller upon the expiration of the Due Diligence Period copies of third-party structural and/or environmental reports, if any, conducted on behalf of the Purchaser if completed as of such date. The Purchaser, at any time prior to 6:00 p.m. (Eastern Standard Time) of the last day of the Due Diligence Period, TIME BEING OF THE ESSENCE may elect for any reason or no reason not to acquire the Acquired Assets by written notice to the Seller of such election, in which event, the Deposit shall be refunded to the Purchaser and this Agreement shall terminate. Purchaser's right to terminate this Agreement pursuant to this Section 8.1(a) shall lapse on the expiration of the Due Diligence Period in the event Purchaser fails to send such written notice of termination and, in such event, Purchaser shall be bound to perform under the provisions of this Agreement.

         (b) The Purchaser shall not conduct or permit any physically invasive testing or other inspection or due diligence (collectively, "Work") of, on or under the Facility without first obtaining the Seller's written consent as to the timing and scope of such Work to be performed (which consent shall not unreasonably withheld or delayed). The Purchaser agrees that in connection with entering onto the Facility to perform work, the Purchaser and the Purchaser's agents, architects and employees shall (1) obtain or be covered by liability insurance in an amount not less than $1,000,000 per occurrence and, upon request of the Seller, provide the Seller with written evidence of the same, (ii) not unreasonably interfere with the activity of any tenants, guests, employees, visitors or agents of the Seller or any Tenant or any other persons at the Facility and (iii) restore promptly, at the Purchaser's cost, any damages caused to the Facility by the Purchaser, its agents, architects and employees.

         (c) The Purchaser shall indemnify, defend and hold harmless the Seller from and against any cost expense (including reasonable attorneys' fees and disbursements, as incurred) loss, claim, liability or cause of action whatsoever resulting solely from the Purchaser or the Purchaser's agent's, employer's, architect's or representative's performance of the Work. Such indemnity shall survive the Closing or earlier termination of this Agreement for a period of one year.



Article IX.       CONDITIONS PRECEDENT

         Section  9.1. Conditions to Each Party's Obligations.

                  The obligation of Purchaser to purchase the Acquired Assets and assume the Assumed Liabilities and the obligation of Seller to sell, assign, convey and deliver the Acquired Assets to Purchaser shall be subject to the satisfaction prior to the Closing of the following: no temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

         Section  9.2. Conditions to Obligations of Purchaser.

                  The obligation of Purchaser to purchase the Acquired Assets and assume the Assumed Liabilities is subject to the satisfaction on and as of the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct (without regard to any knowledge qualifiers) as of the Closing as though made on and as of the Closing.

         (b) Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing, and Purchaser shall have received a certificate of Seller to such effect.

         (c) Deliveries. NHP, as to Parcel I, and Nominee, as to Parcel II, shall have executed and delivered to Purchaser. or to Purchaser's designee as to Parcel I, (i) a statutory form of bargain and sale deed, with covenants against grantor's acts, containing the covenant required by Section 13 of the New York Lien Law for the real property included in the Facility; (ii) a general assignment and bill of sale in substantially the form set forth on Exhibit D hereto (the "General Assignment and Bill of Sale"); (iii) an assignment and assumption of Unit Leases in substantially the form set forth on Exhibit E hereto;
         (iv) an assignment and assumption of contracts, leases, and warranties in substantially the form set forth on Exhibit F hereto; (v) schedule of all security deposits (and the most recent reports with respect thereto issued by each banking organization in which they are deposited pursuant to GOLss.7-103) and a check or credit to Purchaser in the aggregate amount of any cash security deposits, including any interest thereon, held by Seller on the Closing Date; (vi) any required transfer tax forms and affidavit; (vii) a non-foreign person affidavit sworn to by Seller as required by Section 1445 of the Code; (viii) a certificate as to the incumbency and signature of officers or other authorized representatives of Seller, (ix) certified copies of the articles of organization of Seller, and a copy of the general authorizing resolutions of the board of Seller, certified as of the Closing Date by the Secretary or an Assistant Secretary or other authorized representative of such person, which authorize the execution, delivery and performance by such person of this Agreement and all documents contemplated hereby to which such person is a party, together with such other documents and evidence with respect to Seller and as Purchaser may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; transaction contemplated hereunder; (x) all originals (or copies if originals are not available) of the Tenant Leases, the Unit Leases, the Contracts, the Licenses and Permits, the Files and Records and keys and lock combinations and/or security codes with respect to the Facility; (xi) Closing Statement in form and substance acceptable to Seller and Purchaser; (xii) such additional documents to be executed by Seller as may be reasonably requested by Purchaser in order to effectuate the transaction contemplated hereby (including, without limitation, any other documents required under applicable Legal Requirements to convey the Acquired Assets to the Purchaser or to record any deed or any other conveyancing document);
         (xiii) such evidence or documents as may be reasonably required by the Title Company in order to delete pre-printed exceptions relating to:
         (i)  mechanics' or  materialmen's  liens;  (ii) parties in  possession;
         (iii) the status and capacity of the Seller and the authority of the person or persons who are executing the various documents on behalf of the Seller in connection with the contribution of the Acquired Assets and or the legal existence of the Seller and such other title affidavits and indemnities required by the Title Company to enable the Title Company to issue a title insurance policy as required hereby; and
         (xiv) the Financing Escrow shall be delivered to the Escrow Agent.

         (d) Management Agreement. The Management Agreement shall be cancelled and of no further force and effect.

         (e) Title Policy. The Purchaser shall have received the Title Policy in accordance with Section 7.12.

         Section  9.3. Conditions to Obligations of Seller.

                  The obligations of Seller to sell, assign, convey, and deliver the Acquired Assets, or to cause the Acquired Assets to be sold, assigned, conveyed or delivered, as applicable, is subject to the satisfaction on and as of the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

         (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

         (c) Deliveries. Purchaser shall have executed and delivered (i) any required transfer tax forms and affidavits, (ii) Purchaser Note A, and
         (iii) Purchaser Note B.



Article X.        TERMINATION, AMENDMENTS AND WAIVERS

         Section  10.1. Termination.

         (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated, and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (i) by Purchaser by giving written notice to Seller pursuant to Section 8.1(a);

                  (ii) by mutual written consent of Seller and Purchaser; or

                  (iii) by Seller if the Closing does not occur on or prior to December 31, 2001 TIME BEING OF THE ESSENCE; so long as the failure to Close is not the result of a default by Seller.

         (b) In the event of termination by Seller, on the one hand, or Purchaser, on the other hand, pursuant to this Section 10.1, written notice thereof shall forthwith be given to the other party and the Escrow Agent and the deposits made by Purchaser and interest earned thereon shall be paid by Escrow Agent to Purchaser. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (i) Purchaser shall return all documents and other material received from Seller relating to the Business and to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

                  (ii) all confidential information received by Purchaser with respect to Seller or the Business shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned, this Agreement shall become null and void and of no further force and effect, except for the provisions of the last sentence of Section 7.2 and the provisions of Sections 7.6, 10.1, 12.7,
         12.8 and 12.9. Nothing in this Section 10.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

         Section  10.2. Amendments and Waivers.

                  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

Article XI.       INDEMNIFICATION

         Section  11.1. Indemnification by Seller.

         (a) Seller hereby agrees to indemnify Purchaser and its Affiliates and their respective officers, directors and employees (the "Purchaser Indemnified Parties") against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with the following:

                  (i) any  breach by Seller of any  representation  or  warranty
                  contained  in  this  Agreement  or  any  other   agreement  or
                  documents delivered in connection herewith,

                  (ii) any breach by Seller of any of its covenants contained in this Agreement;

                  (iii) any and all claims made by third parties arising out of the operation of the Business or the Acquired Assets by Seller prior to the Closing Date; or

                  (iv) any Excluded Liability.

         Notwithstanding the foregoing, the indemnifications in favor of the Purchaser Indemnified Parties contained in this Section 11.1 shall be effective only as follows: (x) there shall be no indemnification in respect of any Losses in an amount less than $50,000 in the aggregate; and (y) there shall be no indemnification in respect of any Losses of which notice has not been given to Seller that indemnification is sought pursuant to this Section 11.1 during the period from the Closing

         Date until the 365th day after the Closing Date (the "Twelve-Month Period"); provided, however, that the foregoing limitations on Seller's indemnification obligations pursuant to this Section 11.1 shall not apply to any indemnification by Seller for any Losses asserted against, imposed upon or incurred by the Purchaser Indemnified Parties resulting from any Excluded Liability.

         (b) Purchaser acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article XI. The Escrowed Funds, other than the Deposit, shall serve as security for Seller's obligations under Agreement and the other documents being delivered in connection herewith (the "Closing Documents"). The Indemnity Escrow shall survive until December 31, 2002, at which time the Indemnity Escrow shall terminate and the Indemnity Escrow and any interest earned thereon shall be distributed to the Seller, and the Additional Indemnity Escrow shall survive until September 30, 2002, at which time the Additional Indemnity Escrow shall terminate and the Additional Indemnity Escrow shall be distributed to the Seller, unless on or prior to either termination date, Purchaser shall have given written notice to Seller of a claim or claims for indemnification in accordance with the provisions of Section 11.6 hereof or any other claim under this Agreement or any Closing Document, in which case the amounts claimed shall remain in escrow until such claims shall have been determined in accordance with the provisions of this Article XI or by a court of competent jurisdiction.

                  In furtherance of the foregoing and to secure the indemnification obligations of Seller to Purchaser, Purchaser shall have the right to set off against any amounts that may be due and payable to Seller pursuant to Purchaser Note A or Purchaser Note B an amount (the "Offset Amount") equal to any amounts for which Seller shall be obligated to pay to Purchaser pursuant to the provisions of this Agreement or any Closing Document. Such right to set off against amounts due and payable to Seller pursuant to Purchaser Notes A and B shall only apply if the amount of the claim at the time it is asserted exceeds the amount of the Indemnity Escrow.

                  Following the assertion of a claim in accordance with the provisions of Section 11.6(a) or any other claim under this Agreement or any Closing Document, Purchaser shall nonetheless be obligated to make all payments under Purchaser Note A and Purchaser Note B as and when due to Seller, except the Offset Amount shall be paid to the Escrow Agent and held in escrow until the claim shall have been determined in accordance with the provisions of this Article XI or by a court of competent jurisdiction. In furtherance of the foregoing, Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Seller arising under or based upon any Governmental Rule.

         Section  11.2. Indemnification by Purchaser.

         (a) Purchaser hereby agrees to indemnify Seller and its Affiliates and their respective officers, general partners, limited partners, directors, officers and employees (the "Seller Indemnified Parties") against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with:

                  (i) any breach by Purchaser of any representation or warranty contained in this Agreement or any other agreement or document delivered in connection herewith;

                  (ii) any breach by Purchaser of any covenant contained in this Agreement;

                  (iii) any and all claims made by third parties arising out of the operation of the Business by Purchaser after the Closing Date; or

                  (iv) any Assumed Liability.

         Notwithstanding the foregoing, the indemnifications in favor of the Seller Indemnified Parties contained in this Section 11.2 shall be effective only as follows: (x) there shall be no indemnification in respect of any Losses in an amount less than $50,000 in the aggregate; and (y) there shall be no indemnification in respect of any Losses of which notice has not been given to Purchaser that indemnification is sought pursuant to this Section 11.2 during the Twelve-Month Period; provided, however, that the foregoing limitations on Purchaser's indemnification obligations pursuant to this Section 11.2 shall not apply to any indemnification by Purchaser for any Losses asserted against, imposed upon or incurred by the Seller Indemnified Parties resulting from any Assumed Liability.

         (b) Seller acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article XI. In furtherance of the foregoing, Seller hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Purchaser arising under or based upon any Governmental Rule.

         Section  11.3. Defaults.

         (a) Seller Default. If Seller shall default in its obligation to convey the Acquired Assets to Purchaser in accordance with the terms of this Agreement, then Purchaser, at its option, may (i) terminate this Agreement, in which event Escrow Agent shall refund to Purchaser, the Deposit and neither party shall thereafter have any further rights or obligations hereunder, (ii) bring an action against Seller for specific performance, and (iii) seek actual damages.

         (b) Purchaser Default. If Purchaser shall default in its obligation to close in accordance with this Agreement, the parties hereto agree that Seller's sole and exclusive remedy shall be to terminate this Agreement and retain the Deposit as liquidated damages. Upon such termination, neither party to this Agreement shall have any further rights or obligations. It is expressly understood and agreed that in the event of Purchaser's default, Seller's damages would be impossible to ascertain and that the Deposit constitutes a fair and reasonable amount of compensation in such event and in no event shall the delivery of the Deposit be construed as punitive damages.

         Section  11.4. Losses Net of Insurance.

         (a) The amount of any Loss for which indemnification is provided under this Article XI shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Loss.

         (b) Seller agrees to maintain, or cause to be maintained, the existing director and officer and corporate liability insurance coverage that currently names and covers the officers and directors of Seller and the general partner of Seller.

         Section  11.5. Termination of Indemnification.

                  The obligations to indemnify and hold harmless any party, (a) pursuant to Sections 11.1(a)(i) and 11.2(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 12.3 and
(b) pursuant to the other clauses of Sections 11.1 and 11.2, shall not terminate.

         Section 11.6. Procedure.

         (a) In order for an indemnified party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement, such indemnified party shall, following the discovery of the matters giving rise to any Loss, notify the indemnifying party (the "indemnifying party") in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice. Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt of such notice, all information and documentation reasonably requested by the indemnifying party with respect to such Loss.

         (b) If the indemnification sought pursuant hereto involves a claim made by a third party against the indemnified party (a "Third-Party Claim"), the indemnifying party shall be entitled to participate in the defense of such Third-Party Claim and, if it so chooses, to assume the defense of such Third-Party Claim with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party. Should the indemnifying party so elect to assume and diligently and continuously engage in the defense of a Third-Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed and diligently and continuously engaged in the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third-Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all of the parties hereto shall cooperate at the expense of the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party chooses to defend or prosecute any Third-Party Claim, the indemnifying party shall have the right to enter into any settlement, compromise or discharge of such Third-Party Claim which by its terms obligates the indemnifying party to pay the full amount of the monetary liability in connection with such Third-Party Claim and that does not otherwise involve the admission of wrongdoing, or civil or criminal penalties or fines or injunctive relief by or against the indemnified party. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent, which shall not be unreasonably withheld or delayed.

Article XII.      GENERAL PROVISIONS.

         Section  12.1. Notices.

                  All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed, addressed, or faxed as follows:

         (a)      if to Seller to:

                      David R. Brickman, Esq.
                      Capital Senior Living Corporation
                      14160 Dallas Parkway, Suite 300
                      Dallas, Texas 75240
                      facsimile:  (972) 770-5666

                      and

                      Mr. Robert Lankford
                      Capital Realty Group Senior
                      Housing, Inc.
                      14160 Dallas Parkway, Suite 300
                      Dallas, Texas 75240
                      facsimile:  (972) 770-5666

                      with a copy (which shall not constitute notice) to:

                      Sonnenschein Nath & Rosenthal
                      1221 Avenue of the Americas
                      New York, New York 10020
                      Attention: Kevin P. Groarke, Esq.
                      facsimile:  (212) 768-6800

         (b)      if to Purchaser to:

                      BRE/Amberleigh Inc.
                      c/o Blackstone Real Estate Advisors
                      The Blackstone Group
                      345 Park Avenue
                      New York, New York 10154
                      Attn: Stavros P. Galiotos, Managing Director
                      facsimile: (212) 583-5730

                      with a copy (which shall not constitute notice) to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York 10017
                      Attn: Scott M. Kobak, Esq.
                      facsimile: (212) 455-2502

         (c)      if to Escrow Agent:

                      Fidelity National Title Insurance Company of New York 2 Park Avenue
                      New York, New York 10014
                      Attn: Kenneth Cohen
                      facsimile: (646) 742-0733

Each such notice, request or other communication shall be given (1) by hand delivery, (ii) by certified mail, (iii) by nationally recognized courier service, or (iv) by facsimile. Each such notice, request or communication shall be effective when delivered at the address specified in this Section 12.1 (or in accordance with the latest unrevoked direction from the receiving party).

         Section  12.2. Headings.

                  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section  12.3. Survival of Representations and Warranties.

                  All representations and warranties of Seller and Purchaser contained herein or made pursuant hereto shall survive the Closing Date for a period of twelve (12) months after the Closing Date. Any right of indemnification pursuant to Article XI hereof with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached (the "Termination Date"), unless on or prior to the Termination Date the party from whom indemnification is sought shall have received written notice of a claim with respect thereto with the specificity required in accordance with the provisions of Section 11.6 herein.

         Section  12.4. Severability.

                  If any provision of this Agreement, or the application thereof to any person, place or circumstances, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect; provided, however, that in the event that the terms and conditions of this Agreement are materially altered as a result of this paragraph, the parties hereto will renegotiate the terms and conditions of this Agreement to resolve any inequities.

         Section  12.5. Counterparts.

                  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section  12.6. Entire Agreement; No Third-Party Beneficiaries.

                  This Agreement and the  Confidentiality  Agreement  constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Except as specifically provided herein or therein, such agreements are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or thereunder.

         Section  12.7. Governing Law.

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         Section  12.8. Consent to Jurisdiction.

                  Each of Purchaser and Seller irrevocably submits to the non-exclusive jurisdiction of any New York state court and any Federal Court located in the State of New York, and appellate courts therefrom, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Purchaser and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 12.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Purchaser and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any New York state court and any Federal Court located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section  12.9. Publicity.

                  Prior to the Closing Date, Seller agrees to provide Purchaser with a copy of any Current Report on Form 8-K that it may file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 regarding the transactions contemplated by this Agreement prior to filing for Purchaser's reasonable comment with respect to any description of the Purchaser contained therein. Except as may be required by applicable securities laws upon the advice of counsel, neither Seller, on the one hand, nor Purchaser, on the other hand, shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         Section  12.10. Assignment.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent (which consent shall not be unreasonably withheld) of the other parties. Notwithstanding the generality of the foregoing, Purchaser may assign all of its rights and obligations pursuant to this Agreement to a Permitted Assignee of Purchaser. A "Permitted Assignee" shall be an Affiliate of Purchaser or any public or private fund where Purchaser is either the fund manager or managing partner (including any entity controlled directly or indirectly by the private equity fund known as the Blackstone Group). Notwithstanding any assignment by Purchaser of this Agreement to a Permitted Assignee, Purchaser shall not be discharged or released from its executory obligations under this Agreement.



                             [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be signed by their respective parties thereunto duly authorized, all of the date first written above.

                                 SELLER:
                                 ------

                                 NHP RETIREMENT HOUSING PARTNERS I L.P.,
                                 a Delaware limited partnership

                                 By: Capital Realty Group Senior Housing, Inc.,
                                     a Texas corporation, its general partner

                                     By:   /s/ Robert Lankford
                                        ----------------------------------------
                                        Name:  Robert Lankford
                                        Title: President

                                 Amherst Limited Partnership,
                                 a New York Limited Partnership

                                 By: NHP Retirement Housing Partners I
                                     Limited Partnership,
                                     a Delaware limited partnership,
                                     its general partner

                                     By: Capital Realty Group Senior
                                         Housing, Inc., a Texas corporation,
                                         its general partner

                                         By:  /s/ Robert Lankford
                                            ------------------------------------
                                            Name:  Robert Lankford
                                            Title: President

                                 PURCHASER

                                 BRE/AMBERLEIGH INC.,
                                 a Delaware corporation

                                 By:    /s/ Stavros Galiotos
                                    --------------------------------------------
                                    Name:   Stavros Galiotos
                                    Title:  Vice-President

                                     AS TO SECTION 3.1,  SECTION 3.2,
                                     SECTION 10.1(b) AND SECTION 11.1(b):

                                     ESCROW AGENT

                                     FIDELITY NATIONAL TITLE INSURANCE COMPANY
                                     OF NEW YORK

                                     By:    /s/ Paul Reisman
                                        ----------------------------------------
                                        Name:   Paul Reisman
                                        Title:  Vice-President

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND



Not included.

                                    EXHIBIT B

                                TITLE COMMITMENT



Not included.

                                    EXHIBIT C

                             UNIT LEASES - RENT ROLL



Not included.

                                    EXHIBIT D

                       GENERAL ASSIGNMENT AND BILL OF SALE

                  KNOW ALL MEN BY THESE PRESENTS, that NHP Retirement Housing Partners, I Limited Partnership, a Delaware limited partnership ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, does hereby sell, assign, transfer and convey to BRE/AMBERLEIGH Inc., a Delaware corporation ("Purchaser"), its successors and assigns, all of Seller's right, title and interest, legal or equitable, in and to any and all of the Acquired Assets (as defined in the Asset Purchase Agreement dated as of December 27, 2001, between Seller and Purchaser (the "Agreement")). Except as otherwise expressly provided herein, the terms and phrases defined in the Agreement shall have the same meaning when used herein.

                  IN WITNESS WHEREOF, the undersigned has caused these presents to be duly executed on and as of the __ day of ___________, 2001.

                                   NHP RETIREMENT HOUSING PARTNERS I
                                   LIMITED PARTNERSHIP, a Delaware limited
                                   partnership

                                   By:  Capital Realty Group Senior Housing,
                                        Inc., a Texas corporation,
                                        its general partner

                                        By:
                                           -------------------------------------


                                   BRE/AMBERLEIGH INC.

                                   By:
                                      ------------------------------------------



ATTEST:

By:
   -----------------------------------------

                                    EXHIBIT E

                    ASSIGNMENT AND ASSUMPTION OF UNIT LEASES



                                  Not included.

                                    EXHIBIT F

                        OMNIBUS ASSIGNMENT AND ASSUMPTION



Not included.

                                    EXHIBIT G

                                PURSHASER NOTE A



                                  Not included.

                                    EXHIBIT H

                                PURCHASER NOTE B



Not included.

                              DISCLOSURE SCHEDULES

                                  INTRODUCTION

Reference is made to the Asset Purchase Agreement (the "Agreement") dated as of December 28, 2001 among NHP Retirement Housing Partners I Limited Partnership, a Delaware limited partnership ("NHP"), Amherst Limited Partnership, a New York limited partnership ("Nominee", together with NHP, "Seller"), and BRE/AMBERLEIGH Inc. ("Purchaser"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of Seller except as and to the extent provided in the Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the operations or financial condition of the Business or required to be disclosed by the Agreement.

Matters reflected in this Disclosure Schedule and the SEC Reports constituting a part thereof are not necessarily limited to matters required by the Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for information purposes and do not necessarily include other matters of similar nature.

Any matter disclosed in one provision, subprovision, section or subsection hereof is deemed disclosed for all purposes of this Disclosure Schedule to the extent the Agreement requires such disclosure under such provision, subprovision, section or subsection or under any other provision, subprovision, section or subsection.

Headings have been inserted on the sections of the Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Sections as set forth in the Agreement.

The Disclosure Schedules are not included.